As filed with the Securities and Exchange Commission on February 19, 2003

Registration No. 33-

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PRINTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2903992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14600 Myford Road

Irvine, California 92606
(Address of principal executive offices)

PRINTRONIX, INC. 1994 STOCK INCENTIVE PLAN

(Full title of the plan)

ROBERT A. KLEIST Printronix, Inc. 14600 Myford Road Irvine, California 92606 (name and address of agent for service) (714) 368-2300 (telephone number, including area code, of agent for service)	Copy to: MICHAEL S. HARRIS Kirshman & Harris A Professional Corporation 315 S. Beverly Drive Suite 315 Beverly Hills, California 90212

CALCULATION OF REGISTRATION FEE

Title of
Securities	Amount	Proposed	Proposed
to be	to be	Maximum	Maximum	Amount of
Registered	Registered	Offering Price	Aggregate Offering	Registration
Fee	(1)	Per Share (2)	Price (2)	Fee

Common Stock, $.01 par value	275,000	$12.00	$3,300,000	$303.60

(1)	In accordance with Rule 416, this Registration Statement also covers such additional number of shares as may become issuable pursuant to the antidilution provisions of the 1994 Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low prices for such stock as reported on February 10, 2003 by the NASDAQ National Market System.

     This Registration Statement on Form S-8 is filed by Printronix, Inc. (the “Company”) relating to 275,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) issuable to officers, directors, key employees and consultants of the Company under the Printronix, Inc. 1994 Stock Incentive Plan (the “Plan”).

     The shares to be registered are in addition to shares previously registered pursuant to Registration Nos. 33-83156, 333-92791, 333-74260 and 333-50924, which registration statements are hereby incorporated by reference pursuant to General Instruction E to Form S-8. The total number of shares of the Plan now registered is 2,900,000 comprised of 2,625,000 shares previously registered plus the 275,000 shares registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Notice Regarding Arthur Andersen LLP

     The financial statements of the Company for the fiscal year ended March 29, 2002 were audited by Arthur Andersen LLP. Those financial statements are incorporated by reference into this registration statement on Form S-8. Arthur Andersen LLP was replaced by the Company as its auditor in June 2002 and that company is no longer engaged in the business of public accounting. Accordingly, the Company, despite reasonable attempts, has been unable to obtain the consent of Arthur Andersen LLP to the incorporation of its report into this registration statement. Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this registration statement without a written consent from Arthur Andersen LLP. Therefore, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

Item 8. Exhibits

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K for the fiscal year ended March 27, 1998).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 1989 and to Exhibit 3.2a to the Company’s annual report on Form 10-K for the fiscal year ended March 26, 1999).

4.3	Amended and Restated Rights Agreement, dated as of April 4, 1999 between Printronix, Inc. and ChaseMellon Shareholder Services, L.L.C., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A filed on or about May 7, 1999).

5	Opinion of Kirshman & Harris.

23.2	Consent of Kirshman & Harris (contained in Exhibit 5).

24	Power of Attorney (contained on signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on February 11, 2003.

PRINTRONIX, INC.

By:	ROBERT A. KLEIST

Robert A. Kleist
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints ROBERT A. KLEIST and GEORGE L. HARWOOD, and each of them, individually, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ROBERT A. KLEIST Robert A. Kleist	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2003

GEORGE L. HARWOOD George L. Harwood	Sr. Vice President - Finance (Principal Accounting Officer)	February 11, 2003

BRUCE T. COLEMAN Bruce T. Coleman	Director	February 11, 2003

JOHN R. DOUGERY John R. Dougery	Director	February 11, 2003

Signature	Title	Date

CHRIS HALLIWELL Chris Halliwell	Director	February 11, 2003

ERWIN A. KELEN Erwin A. Kelen	Director	February 11, 2003

EXHIBIT INDEX

Exhibit		Sequentially
Number	Description	Numbered Page

4.1	Certificate of Incorporation of the Company	*
4.2	Bylaws of the Company	*
4.3	Amended and Restated Rights Agreement	*
5	Opinion of Kirshman & Harris	6
23.2	Consent of Kirshman & Harris (see Exhibit 5)	6
24	Power of Attorney (contained on signature page)	3

*	Incorporated by reference. See sequentially numbered page 1.